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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):          March 31, 1999
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                          NORLAND MEDICAL SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)

Delaware                           0-26206                      06-1387931
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(State or other jurisdiction     (Commission                  (IRS Employer
 of incorporation)               File Number)               Identification No.)

106 Corporate Park Drive, Suite 106, White Plains, NY             10604
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(Address of principal executive offices                         (Zip Code)

Registrant's telephone number, including area code:       (914) 694-2285
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ITEM 5.  Other Events

           The Board of Directors of the Registrant ratified the Registrant's exercise of its right to pay $4.31 million of the principal of the $5,560,000 promissory note issued by the Registrant to Norland Medical Systems B.V. ("NMS BV") as part of the purchase price for the Registrant's 1997 acquisition of Norland Corporation ("Norland Corp.") from NMS BV by the issuance of shares of the Registrant's Common Stock, as provided in the Norland Corp. Purchase Agreement. The 11,122,580 shares of Common Stock issuable in payment of such $4.31 million of principal, when added to the shares presently outstanding and reserved for issuance, exceed the Registrant's 20,000,000 authorized shares of Common Stock by 6,534,111 shares. Accordingly, the Registrant has issued 4,588,469 of such 11,122,580 shares, as a result of which the total number of issued and outstanding shares of Registrant's Common Stock is 18,752,500. Issuance of the remaining 6,534,111 shares is subject to stockholder approval of an increase in the amount of the Company's authorized Common Stock to be proposed at the upcoming 1999 annual meeting.

ITEM 7.  Financial Statements and Exhibits

     Exhibit 99.1 Press Release, dated April 5, 1999, of Norland Medical Systems, Inc.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     NORLAND MEDICAL SYSTEMS, INC.

Date:  April 5, 1999                 By: /s/ Kurt W. Streams
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                                          Kurt W. Streams
                                          Vice President, Finance and Secretary